UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 9, 2012, two of Wynn Resorts, Limited’s wholly owned subsidiaries, Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (together, the “issuers”), completed their offer to exchange up to $900,000,000 of their outstanding 5.375% First Mortgage Notes due 2022, which were issued on March 12, 2012 (the “old notes”), for 5.375% First Mortgage Notes due 2022 that have been registered under the Securities Act of 1933, as amended (the “new notes”). The exchange offer was made in order to satisfy certain obligations of the issuers contained in a Registration Rights Agreement, dated as of March 12, 2012.

The exchange offer expired at 5:00 p.m., New York City time, on November 6, 2012. Approximately $897.1 million in aggregate principal amount of the old notes were exchanged. This amount represents approximately 99.7% of the outstanding old notes. The new notes are substantially identical to the old notes exchanged, except that the new notes have been registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions and registration rights provisions applicable to the old notes do not apply to the new notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Name: Matt Maddox
Title: Chief Financial Officer and Treasurer

[Signature Page – Form 8-K]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ Matt Maddox
Name: Matt Maddox
Title: Chief Financial Officer and Treasurer

[Signature Page – Form 8-K]